CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267746 on Form S-6 of our report dated December 9, 2022, relating to the financial statement of FT 10410, comprising Dow(R) Target 10 Dec. '22 - Term 1/9/24 (The Dow(R) Target 10 Portfolio, December 2022 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 9, 2022